EXHIBIT (23) (i)

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Annual Report on Form 10-KSB under the  Securities  Exchange Act of 1934 of Mesa  Laboratories,  Inc. for the
year ended March 31, 2004 of our reports  dated April 28, 2004 and  contained in registration Statements NO. 33-89808, 333-02074, 333-18161 and 333-48556 of Mesa
Laboratories,  Inc. on Form S-8 under the Securities Act of 1933 insofar as such reports relate to the financial  statements of Mesa  Laboratories,  Inc. for the year ended March 31, 2004.

                                         /s/ Ehrhardt Keefe Steiner & Hottman PC
                                             Ehrhardt Keefe Steiner & Hottman PC

June 29, 2004
Denver, Colorado